UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2014

APOLLO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25809	46-3837784
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

700 N. Brand Blvd., Suite 220, Glendale, CA 91203

(Address of principal executive offices) (zip code)

(818) 396-8050

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, the Board of Directors (the “Board”) of Apollo Medical Holdings, Inc. (the “Company”) approved the entry by the Company into the following agreements between the Company and Warren Hosseinion, M.D., the Company’s Chief Executive Officer and a member of the Board since July 2008: (i) a Board of Directors Agreement, dated September 11, 2014 (the “Directors Agreement”) (ii) a Proprietary Information Agreement, dated September 11, 2014 (the “Proprietary Information Agreement”), and (iii) an Indemnification Agreement, dated September 11, 2014 (the “Indemnification Agreement”). The members of the Board other than Dr. Hosseinion have previously entered into the standard form of Board of Directors Agreement, Proprietary Information Agreement and Indemnification Agreement.

Pursuant to the Directors Agreement, the Company engages Dr. Hosseinion to serve on the Board and for Dr. Hosseinion to provide the services required of a director under the Company’s Certificate of Incorporation and Bylaws, as well as applicable law. The Company agrees to reimburse Dr. Hosseinion in advance for any reasonable expenses incurred in connection with the Directors Agreement and agrees to provide Dr. Hosseinion with certain information prior to Board and committee meetings. Dr. Hosseinion warrants that he will not enter into any agreement that would create a conflict of interest with the Directors Agreement and he provides a covenant not to compete with the Company. Pursuant to the Directors Agreement, the Company and Dr. Hosseinion also agree to enter into the Proprietary Information Agreement and the Indemnification Agreement, the forms of which are attached as exhibits to the Directors Agreement.

The Proprietary Information Agreement provides that, subject to certain exceptions, confidential information of the Company that is provided to Dr. Hosseinion shall be kept in trust and confidence by Dr. Hosseinion and not disclosed to any third party. Dr. Hosseinion is only permitted to use the Company’s confidential information to accomplish the purposes of his position as director at the Company.

The Indemnification Agreement provides that, subject to certain exceptions, the Company will indemnify and hold Dr. Hosseinion harmless to the fullest extent permitted by law if Dr. Hosseinion was, or is, or becomes a party to any threatened, pending, or completed action, suit or proceeding, by reason of any event related to the fact that Dr. Hosseinion is, or was, or may be deemed a director, officer or shareholder of the Company. The Company is also obligated to advance expenses to Dr. Hosseinion in connection with any such actions as soon as practicable upon written demand by Dr. Hosseinion. The Company is also obligated to maintain, during any period of time in which Dr. Hosseinion is entitled to indemnification rights under the Indemnification Agreement, liability insurance applicable to directors and officers in such a manner as to provide Dr. Hosseinion the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, subject to certain liability insurance minimums set forth in the Indemnification Agreement.

A copy of the Directors Agreement (which contains the Proprietary Information Agreement and the Indemnification Agreement as Exhibits A and B, respectively, thereto) is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the Directors Agreement, the Proprietary Information Agreement, and the Indemnification Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Board of Directors Agreement, between Apollo Medical Holdings, Inc. and Warren Hosseinion, M.D., dated September 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: September 16, 2014	By:	/s/ Warren Hosseinion
Name: Warren Hosseinion
Title: Chief Executive Officer